Exhibit 10.23

SANTA BARBARA BANK & TRUST

5770 Oberlin Drive

San Diego, CA 92121

March 14, 2005

Jackson Hewitt Inc.
7 Sylvan Way
Parsippany, NJ 07054

Gentlemen:

Reference is made to the Program Agreement, dated as of May 5, 2004, by and between Santa Barbara Bank & Trust and Jackson Hewitt Inc. (the “Agreement”).  The parties hereby agree that the Agreement is amended as follows:

Exhibits A, B, C and D (the “Exhibits”) attached hereto shall be the Exhibits to the Agreement for the 2005 Tax Season and are hereby made a part of the Agreement.  Except to the extent modified herein, the Agreement shall remain in full force and effect according to the terms thereof.

Kindly indicate your acceptance of the foregoing terms by signing on the signature line set forth below.

Very truly yours,

SANTA BARBARA BANK & TRUST

By:	/s/ Richard H. Turner
Name: Richard H. Turner
Title: Senior Vice President

Accepted and agreed to:

JACKSON HEWITT INC.

By:	/s/ Bill SanGiacomo
Name: Bill SanGiacomo
Title: Vice President – Bank Products

Exhibit A

to

Program Agreement Between
Santa Barbara Bank & Trust and Jackson Hewitt Inc.

SANTA BARBARA BANK & TRUST

2005 BANK PRODUCT AGREEMENT

THIS AGREEMENT IS BEING PROVIDED TO YOU ELECTRONICALLY AS PART OF THE ENROLLMENT PROCESS WITH SANTA BARBARA BANK & TRUST (SBBT).  YOU MUST AGREE TO THE FOLLOWING TERMS AND CONDITIONS BEFORE YOU CAN BE ACCEPTED INTO SBBT’S REFUND ANTICIPATION LOAN PROGRAM (PROGRAM) AND SUBMIT AN APPLICATION FOR AN SBBT REFUND ANTICIPATION LOAN (RAL), ACCELERATED CHECK, CASH OR CASH CARD REFUND (ACR), ACCELERATED DIRECT DEPOSIT (ADD) OR HOLIDAY LOAN.  PLEASE READ THIS AGREEMENT CAREFULLY.

BACKGROUND: SBBT is a nationally chartered bank that provides RALs, ACRs, ADDs and holiday loans (collectively, with other products that may be developed by SBBT from time to time, “Bank Products”) to qualifying taxpayers based upon the amount of their expected Fedoral or State income tax refund.  SBBT Bank Products are offered to taxpayers (“Clients”) through Jackson Hewitt Tax Services franchisees.  This Agreement is by and between you (“you” or “Participant”) and SBBT, and sets forth your rights and obligations vis a vis SBBT in connection with the Program.

I.  GRANT OF RIGHT TO OFFER BANK PRODUCTS.  SBBT hereby grants Participant the right, on SBBT’s behalf and on the terms and subject to the conditions set forth herein, to offer Bank Products to Clients and to charge application fees relating thereto.  SBBT has the sole right to establish the terms, conditions and fees of all Bank Products.

II.  PARTICIPANT’S REPRESENTATIONS AND  WARRANTIES.  Participant makes the following representations, warranties and acknowledgements to SBBT as of the date of this Agreement and at all times during the term hereof as follows:

2.1  Independent Contractor.  Participant is an independent contractor.  Neither this Agreement nor any actions taken pursuant hereto shall constitute a joint venture nor create a partnership, agency or employment relationship between the parties.

2.2  Right to Participate.  Participant understands that Participant’s initial and continued right to participate in the Program is subject to SBBT’s approval.

2.3.  Valid EFIN.  Participant has a current and valid Electronic Filer Identification Number (EFIN) issued by the Internal Revenue Service (IRS).  Participant understands that he or she shall be deemed by SBBT to be the originator of all income tax returns accepted by Participant and that, as such, Participant is required to process all returns under his or her own EFIN.  Participant further understands that he/she will be suspended from the Program immediately upon notice if he/she accepts tax returns for electronic filing without a valid EFIN.

2.4  Excessive Loan Loss.  Participant understands and agrees that if he/she generates excessive loan loss (determined in SBBT’s sole discretion), then Participant may be immediately suspended from the Program upon notice.  Participant further understands that SBBT shall consider requests for re-acceptance into the Program on a case-by-case basis, and shall make determinations with respect thereto based upon: (i) subsequent recoveries of loan losses through IRS direct deposits or other means, (ii) the completeness and accuracy of loan documentation, and (iii) such other factors deemed relevant by SBBT.  For purposes of this Agreement, any loan not paid in full seven days after its expected refund date (expected refund date being approximately 10-17 days after the IRS acknowledgment date), shall be deemed “delinquent” by SBBT and shall be used in calculating loan loss ratios.

III.  PARTICIPANT’S DUTIES AND OBLIGATIONS.  Participant covenants and agrees with SBBT as follows:

3.1  Compliance.  Participant agrees to comply with all procedures and requirements relating to the Program provided by SBBT prior to the 2005 tax season, including those set forth in the 2005 Bank Program User Manual available for printing and downloading on JHNet.

3.2  Completion of Applications; Proper Identification.  Participant shall exercise due care in, and shall be solely responsible for, accurately inputting and submitting with each RAL/ACR/ADD application (“Application”) all material information, including social security number(s), received from Clients.  Participant shall exercise due diligence in ensuring that the Client has presented two forms of proper identification, as defined in the Application, and shall properly verify the social security numbers of primary and secondary filers as well as all dependent children listed on the tax return.

3.3.  Valid Income Documents.  Participant agrees to carefully scrutinize each income document, such as W-2s and Form 1099s, to ensure that they have been issued by a valid entity.  Participant shall not accept questionable documents or file any return relating thereto.

3.4  Unacceptable practices: ERO shall comply with both the letter and spirit of Fair Lending laws that govern financial institutions.  Specifically, ERO shall not engage in any unacceptable practices, including but not limited to the following: telling consumers they must apply for a bank product in order to receive their refund, charging excessive fees or fees unrelated to the preparation and filing of a tax return or bank product, failing to provide the consumer with any required bank product disclosures, requiring a consumer to sign disclosures before reading them, intentionally misrepresenting any material fact concerning the bank’s products or its program including pricing or timing of disbursements, or, intentionally steering a consumer to a RAL when that customer has expressed a desire for a different product.  An ERO who engages in unacceptable practices may be suspended from the Program at the discretion of SBBT.  A list of unacceptable practices is provided in the Bank Program User Manual, however, it remains the sole discretion of SBBT to determine whether or not an ERO has engaged in behavior that SBBT deems to be “unacceptable”.

3.5.  False RAL Information.  Participant shall not knowingly assist any person in fraudulently obtaining a Bank Product and shall not knowingly transmit false or incomplete information on RAL, ACR or ADD records to SBBT.  Participant agrees to notify SBBT immediately if he/she becomes aware of any attempt to obtain a Bank Product by fraud or pursuant to any untrue or false tax return.  Any breach by Participant of its obligations under this Section 3.4 shall, and any suspicion of fraud by SBBT among Participant’s Bank Product requests may, result in Participant’s immediate suspension from the Program upon notice.  Further, Participant agrees to pay to SBBT the amount of any RAL that is not collected by SBBT if such failure is the result of (i) Participant’s knowing assistance of a Client’s fraud, or (ii) Participant’s failure to accurately submit Application information to SBBT as received from a Client.  Participant shall pay all such amounts within 30 days after notice from SBBT.

3.6  Completed and Signed Tax Return.  Participant shall complete the direct deposit designation in the electronic portion of the Client’s Federal (and State, if applicable) income tax return.  The direct deposit designation shall include information provided by SBBT (including the SBBT check routing number and client account number), and shall name SBBT as the financial institution.  The designation shall also indicate that the account is “checking” and that the source is “other.” Participant shall cause the same information to be contained in the appropriate data fields as part of the electronically filed return.  Participant shall obtain the Client’s signature on an e-filed tax return via a completed and signed IRS Form 8453 or by using the Client’s self select PIN (Personal Identification Number).

3.7  Client Copies.  Participant shall deliver to each Client a signed copy of the Application, Loan Agreement and Disclosure Statement (each, as provided by SBBT), together with any other agreements or documents that SBBT reasonably may require, as identified and provided to Participant.

3.8  Document Retention.  Participant shall retain with respect to each Client a signed copy of the Application, Loan Agreement and Disclosure Statement, together with copies of all the tax returns, W-2s, and (to the extent feasible) taxpayer identifications, for a period of five (5) years, and, upon request, shall deliver the same to SBBT within 48 hours.

3.9  Secure Check Storage.  Participant understands that, if printing checks on site, he/she will have the care and custody of consecutively numbered SBBT checks upon which Participant may affix an SBBT facsimile signature of an authorized SBBT signatory.  Participant agrees to store the check supplies in a secure, locked area in the same manner as it stores cash, and to allow access to authorized personnel only.  Participant acknowledges that mishandling of check supplies may be cause for immediate suspension from the Program.

3.10  Lost/Stolen/Voided Checks:  Participant shall reimburse SBBT, within 30 days of notice, the amount of each SBBT cashier’s check that is stolen by an employee of Participant, given to the incorrect Client or reported lost and/or voided by the Participant’s office if (i) the check has cleared SBBT and (ii) SBBT is otherwise unable to recover such funds.

3.11  Compliance with Laws; Client Consents.  Participant shall comply with all applicable laws, rules and regulations (including, without limitation, applicable State licensing requirements) relating to the preparation and transmission of income tax returns and his/her performance under this Agreement.  Participant accepts full responsibility for obtaining Client consents, on behalf of SBBT, in connection with the offer and sale of Bank Products.

IV.  SBBT’S DUTIES AND OBLIGATIONS,

4.1  Processing Applications.  SBBT shall timely process Applications in accordance with industry standards and provide Bank Products with respect to all Applications received electronically from Participant according to SBBT’s credit criteria, as in effect from time to time.  SBBT shall establish such credit criteria, as well as bank fees relating to Bank Products, in its sole discretion.  SBBT shall disburse RALs and tax refunds to Clients in accordance with the terms set forth in the Application and Loan Agreement.

4.2  Check Stock.  SBBT shall provide and distribute to Participant the necessary check stock to participate in the Program, and shall replenish such stock promptly upon Participant’s request (provided, however, that if Participant requests overnight delivery, then Participant shall pay the cost of such delivery).

4.3  ACH Fee Payments: SBBT shall pay all fees owing to Participant as set forth in the RAL or ACR/ADD records received by SBBT via automated clearing house (“ACH”) credit to the bank account designated by Participant to Jackson Hewitt Inc.  Such funds shall be withheld from the Bank Product and paid (i) on the business day following receipt of the check reconciliation file by SBBT, in the case of an approved RAL, or (ii) upon SBBT’s receipt of the IRS tax refund, in the case of an ACR or ADD.  Notwithstanding the foregoing, Participant authorizes SBBT to accept and act in accordance with instructions SBBT receives from Jackson Hewitt Inc. to pay Participant fees to Jackson Hewitt Inc. whenever Jackson Hewitt Inc. claims that such monies are owed.

4.4.  Fees on Denied RALs.  If SBBT denies a RAL, then the request will be converted automatically to an ACR application, and Participant’s fee will be collected and disbursed upon funding of the return by the IRS.  If SBBT denies a RAL due to an outstanding RAL debt, then SBBT shall pay the Participant’s fees at the time the RAL is denied.

4.5.  Collection of Outstanding Participant Fees.  SBBT shall not reimburse Participant fees on unfunded ACRs or ADDs.  Notwithstanding the foregoing, SBBT agrees to act as a third party debt collector on behalf of Participant to collect any outstanding tax preparation or other Participant fees of a prior Client.  To the extent any such collection efforts are successful, Participant fees, if any, will be deducted from the proceeds of a Bank Product (after deduction of all bank fees and charges and after deduction of a 10% charge) and paid to Participant.  Participant will be responsible for substantiating any disputed debts.  This Section 4.5 shall survive the termination or expiration of this Agreement.

4.6  Compliance with Laws.  SBBT covenants and agrees that all Program documentation (including the Application, Loan Agreement, Disclosure Statement, disbursement checks and marketing materials, if any) provided to Participant, and SBBT’s performance under this Agreement, shall comply with applicable laws, rules and regulations.

V.  TERM.

5.1  Term.  This Agreement shall become effective on the date Participant executes and delivers the same to Jackson Hewitt Inc. and shall continue until December 31, 2005.

5.2  Termination.  This Agreement may be terminated by SBBT immediately upon notice to Participant if Participant has breached any of the representations made, or has materially defaulted in the performance of any of his/her obligations, hereunder.

VI.  PRIVACY.  No party shall make any unauthorized disclosure of or use any personal information of Clients that it receives from the other or on the other’s behalf other than to carry out the purposes for which such information is received, and each party shall comply, to the extent applicable, with the requirements of the implementing regulations of Title V of the Gram-Leach-Bliley Act of 1999, specifically including 16 Code of Federal Regulations, Chapter 1, Subchapter C, Parts 313.11 and 313.13.

VII.  INDEMNITY.

7.1  Indemnification by Participant.  Participant shall indemnify, defend and hold harmless SBBT and its officers, directors, employees and agents, from and against any and all expenses and costs (including reasonable attorney’s fees and court costs) or liabilities (including amounts paid in settlement) incurred by SBBT in connection with any claim, dispute, controversy or litigation arising out of or resulting from any breach by Participant of any of his/her representations or obligations hereunder.

7.2  Indemnification by SBBT.  SBBT shall indemnify, defend and hold harmless Participant and his/her officers, directors, employees and agents, from and against any and all expenses and costs (including reasonable attorney’s fees and court costs) or liabilities (including amounts paid in settlement) incurred by any of them in connection with any claim, dispute, controversy or litigation arising out of or resulting from (i) the offer and sale of Bank Products hereunder (excluding acts or omissions by Participant in connection with such offer and sale); (ii) any violation or alleged violation of applicable law (including, without limitation, the Truth-in-Lending Act or any regulation of the Federal Reserve Board or other applicable Federal or State banking or consumer finance laws or regulations); or (iii) any breach by SBBT of any of its representations or obligations hereunder.

VIII.  OTHER AGREEMENTS.

8.1  Exclusivity.  Participant agrees not to submit applications for any Bank Products, or any products substantially similar thereto, on behalf of any Client (which term shall include both the husband and wife with respect to taxpayers filing jointly) to any entity other than SBBT while participating in the Program.  Any breach of this Section 8.1 will result in Participant’s immediate suspension from the Program upon notice to Participant.

8.2  Participant Incentives.  Participant acknowledges and agrees that, except as expressly provided herein, Participant shall not be entitled to, and SBBT shall not pay, any compensation in connection with the Program.  SBBT understands and agrees that Participant may charge application or other fees in connection with the sale of Bank Products to Clients in amounts determined by Participant.  The parties further acknowledge that Jackson Hewitt Inc. may determine whether to offer Participant an incentive program and that the availability of any such program, and the terms thereof, shall be made in Jackson Hewitt Inc.’s sole discretion.

8.3  Rights of Access.  Participant hereby grants to SBBT access to its offices upon notice, for the purpose of performing physical inspections of SBBT check stock, Application forms, Clients’ Forms 8453 and any other record reasonably related to the Program, and to observe the operation of the Program and the procedures followed by office personnel.

8.4  Ownership of Loans.  SBBT shall be the sole owner of RALs made under the Program.  SBBT shall have the authority to transfer or assign such loans at any time.

8.5  Limitation of Liability.  Neither party shall be liable to the other for incidental, special, indirect or consequential damage or loss of profits or other benefits, arising out of or in connection with the performance (or failure thereof) of its obligations hereunder, unless such damage or loss arises from that party’s gross negligence or wilful misconduct.

8.6  Excusable Delay.  No party shall be liable to any other party for any delay in performance or nonperformance of its obligations under this Agreement where such delay or nonperformance is caused by circumstances or acts beyond its control, including failure of communication lines, equipment or systems of third parties; acts of God; civil disturbances, war or other violence; strikes or labor disputes.

8.7  Attorneys’ Fees.  The non-prevailing party will pay all costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the prevailing party to enforce this Agreement, including collection of amounts owed under this Agreement.

8.8  Notices.  Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the date of delivery, if made personally or by facsimile transmission, or on the second business day after mailing, if mailed by registered or certified mail, return receipt requested.  Notices shall be sent to SBBT at the address set forth below, and to Participant at the address on file at Jackson Hewitt Inc.

8.9  Integration.  This Agreement expresses the entire understanding and agreement of the parties concerning to the subject matter hereof, and supercedes all prior agreements, understandings, arrangements or commitments with respect to such subject matter, written or oral, including (without limitation) any agreements to which Participant and SBBT may be a party prior to the date hereof, each of which are hereby void and of no further force and effect (except to the extent certain provisions therein by their terms or nature survive termination or expiration).

8.10  Rights of Jackson Hewitt.  Nothing in this Agreement is intended to nor shall limit any rights or remedies of Jackson Hewitt Inc. in connection with the Program or the offer thereof.  Jackson Hewitt Inc. is expressly made a third party beneficiary of this Agreement, and shall be entitled to enforce the provisions hereof.

By signing below, I certify that I have been approved by the IRS to prepare and electronically file income tax returns and that I have a current and valid EFIN.  I acknowledge that I have read, understand and agree to be bound by all of the terms and conditions set forth in this Agreement.  I further authorize SBBT to check my credit record through any nationally recognized credit bureau.

Processing Center	Entity No.

Printed Name		Signature	Date

Notice: A signed copy of this Agreement must be received by Jackson Hewitt Inc. before you can be activated in the Program.

On behalf of SBBT:

/s/Richard H. Turner

Richard H. Turner
Senior Vice President
Santa Barbara Hank & Trust.
1021 Anacapa Street, 3rd Floor
Santa Barbara, CA 93101

Exhibit B

to

Program Agreement Between
Santa Barbara Bank & Trust and Jackson Hewitt Inc.

Pricing and Loan Ranges

Santa Barbara Bank & Trust
March 14, 2005

1.1.                              I.  Refund Anticipation Loan “RAL”

LOAN AMOUNT RANGES	SBBT Finance Charge

RAL Loan Amount Between:
Sum of All Fees + $1 - $7,000	3.00% of Loan
Minimum Fee	$10
Maximum Fee	$80
Surcharge on RALs if EIC is claimed	$10

Money Now* loan up to $1100	$35

II.  Accelerated Check Refund “ACR”/Assisted Direct Deposit “ADD”

All Amounts:	$25

III.  Federal Tax Refund Limit

Minimum Refund Amount:	Sum of All Fees + $1
Maximum Refund Amount - ACR:	$999,999
Maximum Refund Amount - RAL:	$9,999

Product features and pricing are subject to change at the discretion of Santa Barbara Bank & Trust with reasonable advance notice to Jackson Hewitt.

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Exhibit C

to

Program Agreement

Between

Santa Barbara Bank & Trust and Jackson Hewitt Inc.

March 14, 2005

I.  Source of Fees

1.  SBBT shall collect the following handling fees (“Handling Fees”) on Bank Products originating from
EROs:

$25 per funded ACR or RAL

$10 per funded State ACR

$35 per funded Money NowSM loan

A funded Bank Product is one with respect to which SBBT receives all or part of the Customer’s expected refund from the IRS or state taxing authority sufficient to pay the applicable Handling Fee.

2.  In addition to the applicable Handling Fee, a finance charge shall be charged to each Customer obtaining a RAL approved by SBBT.  The finance charge shall be a percentage (determined each year) of the total RAL dollar amount.  SBBT shall, within one business day following the receipt of the IRS direct deposit of the Customer’s refund, disburse to JHI $.75 of the finance charge associated with each RAL approved by SBBT by ACH direct deposit to JHI’s bank account (as identified by JHI) or as otherwise directed (the “Finance Fee”).  Except as specifically set forth in Section II (C) below, SBBT shall bear sole responsibility for loan losses.

II.  Disbursements

In consideration of the services provided by JHI under this Agreement, SBBT shall pay the following amounts to JHI, except in jurisdictions that the parties agree prohibit such payment:

A.  Handling Fee Disbursements

1.   The Handling Fee shall be disbursed pursuant to the following schedule:

For each funded ACR and RAL:	$7.20 to SBBT
$17.80 to JHI

For each funded State ACR:	$5.00 to SBBT
$5.00 to JHI

2.  The foregoing fees shall be disbursed within one business day following the receipt of the IRS direct deposit of the Customer’s refund.  Payments shall be made using ACH direct deposit to JHI’s bank account (as identified by JHI) or as otherwise directed.

B. RAL — Fixed Rebate

1. SBBT shall pay to JHI for each RAL approved by SBBT an amount equal to: (i) $ 16.00 (the “RAL Fixed Rebate”) and (ii) the amount of the RAL finance charge in excess of $75, if any (the “RAL Fee”).

2. Payments of the RAL Fixed Rebate amounts pursuant to clause (i) above shall be disbursed within one business day following the approval of each RAL application and payments of amounts of the RAL Fee pursuant to clause (ii) above shall be paid no later than April 15 of each tax year.  Payments shall be made using ACH direct deposit to JHI’s bank account (as identified by JHI) or as otherwise directed.

C. RAL — Performance Adjustments

1. For purposes of this Agreement, the following terms shall have the following meanings:

“Delinquency Amount” means the total dollar value of all outstanding and unpaid RALs issued by SBBT pursuant to the Program in the current calendar year.

“Loan Yield” means with respect to any calendar year, the amount equal to the quotient of (i) the Yield Amount, divided by (ii) the total dollar value of all RALs issued by SBBT pursuant to the Program in such calendar year.

“Loan Delinquency Rate” means with respect to any calendar year, the amount equal to the quotient of (i) the Delinquency Amount, divided by (ii) the total dollar value of all RALs issued by SBBT pursuant to the Program in such calendar year.

“Threshold Amount” means with respect to any calendar year, one percent of the total dollar value of all RALs issued by SBBT pursuant to the Program in such calendar year.

“Yield Amount” means with respect to any calendar year, the amount equal to (i) the gross amount of all finance charges assessed by SBBT in respect of SBBT approved RALs pursuant to the Program in such calendar year, minus (ii) an amount equal to the sum of (x) the aggregate Finance Fee for such calendar year, (y) $3.75 for each RAL included in the Finance Fee calculation, and (z) the aggregate RAL Fee for such year.

2. The parties agree that except as specifically provided for below in subparagraph (a) of this Section 11.C.2, SBBT shall be shall be entitled, after fulfillment of its payment obligations to JHI pursuant to the other provisions of this Exhibit C, to retain all other amounts earned in connection with the Program.  The parties agree that except as specifically provided for below in subparagraph (b) of this Section II.C.2, SBBT shall be responsible for all loan losses.  The parties further agree that notwithstanding the provisions of the preceding sentence, nothing herein shall affect SBBT’s payment obligation to JHI or JHI’s right to receive from SBBT, the Handling Fee or RAL Fixed Rebate or RAL Fee payments set forth in paragraphs A and B of this Section II, JHI’s fixed share of the finance charge pursuant to Section I (2), or the fees set forth in Section III of this Exhibit C.

(a) Excess Loan Yield.  With respect to each calendar year during the term of this Agreement, if the Loan Yield exceeds the Loan Delinquency Rate for a particular calendar year, each measured as of December 31 of such calendar year, by more than 100 basis points, then SBBT shall pay to JHI 50% of the amount equal to the difference between (i) the Yield Amount and (ii) the sum of the Delinquency Amount and the Threshold Amount for such calendar year.  Amounts, if any, payable to JHI pursuant to the preceding sentence shall be paid within five business days following December 31 of such calendar year.

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(b) Excessive Loan Delinquency.  With respect to each calendar year during the term of this Agreement, if the Delinquency Amount exceeds the Yield Amount for a particular calendar year, each measured as of July 1 of such calendar year, then JHI and SBBT shall each fund 50% of the amount equal to the difference between the Delinquency Amount and the Yield Amount for such calendar year within five business days following such date.  In such event, all amounts recovered by SBBT between July 1 and December 31 of such calendar year, with respect to RALs issued in such calendar year, calculated as of December 31 of such calendar year, shall be shared equally between the parties and paid to JHI within five business days following such December 31st; provided, however, that the amount payable to JHI pursuant to this sentence shall not exceed the amounts payable by JHI pursuant to the immediately preceding sentence.

III. Prior and Current Year Loans

SBBT shall cooperate with other RAL issuing banks to require the collection of outstanding RALs it originated in prior years in connection with the Program to the extent those collection efforts do not violate law.

Notwithstanding any provision herein to the contrary, the amount of any outstanding RALs that is collected by or paid to SBBT during calendar year 2005 that was originated during or prior to the 2004 filing season shall be deposited into a collection account and disbursed by SBBT on the last business day of each month as follows: 65% to JHI and 35% to SBBT; provided, however, that for the 2005 filing season JHI shall not receive less than an amount equal to the product of  $2.00 multiplied by the number of RALs issued by SBBT pursuant to the Program in 2005.  For calendar years subsequent to 2005, such RALs collected by or paid to SBBT shall be disbursed by SBBT as follows: 65% to JHI and 35% to SBBT.

With respect to each calendar year during the term of this Agreement commencing with the 2006 filing season, SBBT shall pay to JHI an amount (the “Additional Amount”) equal to the product of $2.00 multiplied by the number of RALs issued by SBBT pursuant to the Program during such calendar year (the “Measurement Year”); provided that one of the two following tests shall be met before any payment shall be made to JHI:

(a) the Loan Yield for such Measurement Year exceeds the Loan Delinquency Rate for such Measurement Year by at least 50 basis points as of April 30th of such Measurement Year; or

(b) the Loan Yield for such Measurement Year exceeds the Loan Delinquency Rate for such Measurement Year by at least 60 basis points as of December 31 of such Measurement Year.

In the event both of the tests set forth in (a) and (b) are not met, JHI shall also be entitled to the Additional Amount if: the Loan Yield for such Measurement Year exceeds the Loan Delinquency Rate for such Measurement Year by at least 60 basis points measured as of any date through December 31 of the year next succeeding such Measurement Year, after taking into account any and all collections made by or paid to SBBT in such next succeeding year through such date with respect to the RALs issued by SBBT in such Measurement Year.

In addition to the foregoing, provided that an Additional Amount is otherwise earned for a Measurement Year in accordance with above, then with respect to such Additional Amount and such Measurement Year, if an amount equal to 25% of the total amount of RALs issued in the calendar year immediately preceding such Measurement Year and collected by or paid to SBBT in such Measurement Year (the “Cross Collection Amount”) is greater than such Additional Amount for such Measurement Year, then SBBT shall pay to JHI the Cross Collection Amount in lieu of the Additional Amount, or the difference between such Cross Collection Amount and such Additional Amount if such Additional Amount has previously been paid.  SBBT shall disburse such funds to JHI within five business days of the December 31 of the year in which the first of the above three tests is met.

IV. Right of First Refusal for New Bank Products.

JHI shall offer SBBT a right of first refusal to develop and/or provide New Bank Products.  JHI shall be permitted to develop, independently or in connection with a third party, new products/services or programs, in its discretion.  With respect to New Bank Products that are similar to existing Bank Products, such New Bank Product must be in response to a party determining that the continuation of such existing Bank Product is reasonably likely to be detrimental to a party hereto due to legislative, regulatory or other legal issues.  Upon delivery by JHI to SBBT of a request for a New Bank Product, SBBT shall have thirty (30) business days to respond to any such offer, stating its

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intention to provide or not provide the requested New Bank Product.  If SBBT agrees to provide the New Bank Product, then JHI and SBBT will negotiate in good faith to mutually agree on an acceptable time frame for development, testing and implementation of the New Bank Product, including costs and fees of the New Bank Product.  If the parties do not reach such mutual agreement within thirty days of SBBT agreeing to provide such New Bank Product or SBBT does not respond within the original thirty (30) day period, then JHI shall be permitted to delete EROs from this Agreement and, if it determines to do so, arrange for such EROs to align with another bank or other vendor for all of the EROs tax related financial product needs.

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Exhibit D

to
Program Agreement

Between

Santa Barbara Bank & Trust and Jackson Hewitt Inc.

March 14, 2004

SBBT’s obligation to reimburse JHI for expenses incurred by it in connection with the activities described in Section 11.3 of this Agreement shall be subject to a yearly maximum limitation, as described on this Exhibit D which may be amended on a yearly basis pursuant to the mutual agreement of both parties.

Aggregate Maximum Limitation: $3.6 million